Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No. 333-110633 on Form S-8 of SeraCare Life Sciences Inc. of our report dated April 30, 2004, appearing in this Current Report on Form 8-K/A of SeraCare Life Sciences, Inc. dated August 11, 2004.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

August 9, 2004